Exhibit 99.01

FOR IMMEDIATE RELEASE

OGE Energy Corp. Announces Public Offering of $345 Million of Shares of Common Stock

Oklahoma City, OK – November 20, 2025 – OGE Energy Corp. (NYSE: OGE) announced today that it has commenced an underwritten public offering of $345,000,000 of shares of its common stock. Of the $345,000,000 of shares of common stock being offered, OGE Energy Corp. expects to issue and sell directly approximately $172,500,000 of shares to the underwriters in the offering, and the forward sellers (as defined below) expect to borrow from third parties and sell to such underwriters approximately $172,500,000 of shares of common stock in connection with the forward sale agreements described below. In conjunction with the offering, OGE Energy Corp. intends to grant to the underwriters an option to purchase up to $51,750,000 of additional shares of its common stock. If such option is exercised, OGE Energy Corp. may, in its sole discretion, enter into additional forward sale agreements with the forward purchasers (or their respective affiliates) with respect to such additional shares or issue and sell such shares directly to the underwriters.

Morgan Stanley and J.P. Morgan are acting as joint lead bookrunners of the offering and representatives for the underwriters. The underwriters may offer the shares of common stock in transactions on the New York Stock Exchange, in the over-the-counter market, through negotiated transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

In connection with the offering, OGE Energy Corp. intends to enter into separate forward sale agreements with each of Morgan Stanley & Co. LLC and JPMorgan Chase Bank, National Association, New York Branch, referred to in such capacity as the forward purchasers, pursuant to which OGE Energy Corp. will agree to sell to the forward purchasers or their respective affiliates the same number of shares of common stock as are borrowed from third parties and sold by Morgan Stanley & Co. LLC and J.P. Morgan Securities LLC or their respective affiliates (in such capacities, the “forward sellers”) to the underwriters in connection with the forward sale agreements at an initial forward sale price per share equal to the price per share at which the underwriters purchase the shares in the offering, subject to certain adjustments, upon physical settlement of the forward sale agreements. Settlement of the forward sale agreements is expected to occur no later than 18 months following the completion of the offering. OGE Energy Corp. may, subject to certain conditions, elect cash settlement or net share settlement for all or a portion of its rights or obligations under the forward sale agreements.

OGE Energy Corp. intends to add the net proceeds it receives from the sale of the shares of common stock that it is offering and selling directly to its general funds and to use those proceeds to fund capital expenditures – including the Horseshoe Lake generating units 13 and 14 and Ft. Smith to Muskogee Transmission line – and for other general corporate purposes, including to repay or refinance debt. OGE Energy Corp. will not initially receive any proceeds from the sale of the common stock sold by the forward sellers to the underwriters. OGE Energy Corp. intends to use any net proceeds that it receives upon settlement of the forward sale agreements as described above.

This press release does not constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make an offer, solicitation or sale in such jurisdiction. The public offering is being made pursuant to an effective shelf registration statement that has been filed with the Securities and Exchange Commission, or SEC. A preliminary prospectus supplement related to the offering will be filed with the SEC and will be available on the SEC’s website at http://www.sec.gov. In addition, copies of the prospectus and preliminary prospectus supplement relating to the shares of common stock offered in the offering may be obtained by contacting: Morgan Stanley & Co. LLC, Attention: Prospectus Department, 180 Varick Street, 2nd Floor, New York, NY 10014; or J.P. Morgan Securities LLC c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, by email at prospectus-eq_fi@jpmchase.com and postsalemanualrequests@broadridge.com.

About OGE Energy Corp.

OGE Energy Corp. is the parent company of OG&E, a regulated electric company with approximately 910,000 customers, which generates, transmits, distributes and sells electric energy in Oklahoma and western Arkansas.

Special Note Regarding Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are intended to be identified in this press release by the words "anticipate," "believe," "estimate," "expect," "forecast," "intend," "objective," "plan," "possible," "potential," "project," "target" and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially from the forward-looking statements include, but are not limited to: general economic conditions, including the availability of credit, access to existing lines of credit, access to the commercial paper markets, actions of rating agencies and inflation rates, and their impact on capital expenditures; the ability to access the capital markets and obtain financing on favorable terms, as well as inflation rates and monetary fluctuations; the ability to obtain timely and sufficient rate relief to allow for recovery of items such as capital expenditures, fuel and purchased power costs, operating costs, transmission costs and deferred expenditures; prices and availability of electricity, coal and natural gas; competitive factors, including the extent and timing of the entry of additional competition in the markets served by the company, potentially through deregulation; the impact on demand for the company’s services resulting from cost-competitive advances in technology, such as distributed electricity generation and customer energy efficiency programs; technological developments, changing markets and other factors that result in competitive disadvantages and create the potential for impairment of existing assets; factors affecting utility operations such as unusual weather conditions; catastrophic weather-related damage; unscheduled generation outages; unusual maintenance or repairs; unanticipated changes to fossil fuel, natural gas or coal supply costs or availability due to higher demand, shortages, transportation problems or other developments; environmental incidents; or electric transmission or gas pipeline system constraints; availability and prices of raw materials and equipment for current and future construction projects; the effect of retroactive pricing of transactions in the SPP markets, adjustments in market pricing mechanisms by the SPP, or allocation of transmission upgrade costs; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the company’s markets; environmental laws, safety laws or other regulations that may impact the cost of operations, restrict or change the way the company’s facilities are operated or result in stranded assets; the ability to meet future capacity requirements mandated by the SPP, which could be impacted by future load growth, environmental regulations, and the availability of resources; changes in accounting standards, rules or guidelines; the discontinuance of accounting principles for certain types of rate-regulated activities; the cost of protecting assets against, or damage due to, terrorism or cyberattacks, including the company losing control of its assets and potential ransoms, and other catastrophic events; the availability, cost, coverage and terms of insurance; changes in the use, perception or regulation of generative artificial intelligence technologies, which could limit the company’s ability to utilize such technology, create risk of enhanced regulatory scrutiny, generate uncertainty around intellectual property ownership, licensing or use, or which could otherwise result in risk of damage to our business, reputation or financial results; creditworthiness of suppliers, customers and other contractual parties, including large, new customers from emerging industries such as cryptocurrency; social attitudes regarding the electric utility and power industries; identification of suitable investment opportunities to enhance shareholder returns and achieve long-term financial objectives through business acquisitions and divestitures; increased pension and healthcare costs; national and global events that could adversely affect and/or exacerbate macroeconomic conditions, including inflationary pressures, interest rate fluctuations, supply chain disruptions, economic recessions, pandemic health events, tariffs and uncertainty surrounding continued hostilities or sustained military campaigns, and their collateral consequences; costs and other effects of legal and administrative proceedings, settlements, investigations, claims and matters, including, but not limited to those described in the Company’s Form 10-Q for the quarter ended September 30, 2025; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission, including those listed within the Company's most recent Form 10-K for the year ended December 31, 2024.

There can be no assurance that the offering will be completed on the anticipated terms, or at all.

We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact

OG&E Media Request: ogenews@oge.com